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                                                                  EXHIBIT 4(d)-1

                                 AMENDMENT NO. 1
                                       TO
                         RECEIVABLES PURCHASE AGREEMENT

            THIS AMENDMENT NO. 1 TO RECEIVABLES PURCHASE AGREEMENT dated as of June 20, 2003 (this "Amendment") is entered into among AVISTA RECEIVABLES CORP. (the "Seller"), Avista Corporation (the "Servicer"), EagleFunding Capital Corporation (the "Conduit Purchaser"), Fleet National Bank (the "Committed Purchaser"), and Fleet Securities, Inc. (the "Administrator"). Capitalized terms used herein but not defined herein shall have the meanings provided in the Receivables Purchase Agreement defined below.

                               W I T N E S S E T H

            WHEREAS, the Seller, the Servicer, the Conduit Purchaser, the Committed Purchaser and the Administrator are parties to that certain Receivables Purchase Agreement dated as of May 29, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "Receivables Purchase Agreement");

            WHEREAS, the Seller, the Servicer, the Conduit Purchaser, the Committed Purchaser and the Administrator have agreed to amend the Receivables Purchase Agreement on the terms and conditions hereafter set forth;

            NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller, the Servicer, the Conduit Purchaser, the Committed Purchaser and the Administrator hereby agree as follows:

            SECTION 1. Amendment. Subject to the fulfillment of the condition precedent set forth in Section 2 below, the Receivables Purchase Agreement hereby is amended as follows:

            1.1 Section 7.01(c) of the Receivables Purchase Agreement is amended to insert the following proviso immediately prior to the period at the end thereof:

            provided, further that if Parent's senior unsecured long-term debt is rated below BBB- by S&P or below Baa3 by Moody's, Seller and Parent shall be obligated to pay for two such reviews in each calendar year.

            1.2 Section 8.01 of the Receivables Purchase Agreement is amended to add the following new subsection (f) at the end thereof:

                  (f) Third Party Collections Processing.In the event that
            Parent's senior unsecured long-term debt is rated below BB+ by S&P or below Ba1 by Moody's and Parent is then acting as Servicer, at the request of the Administrator, Parent shall promptly (and, in no event, more than 60 days following such request) obtain the services of a third party acceptable to the Administrator to process all Collections in respect of the Pool Receivables received into a Lock-Box in accordance with the terms of this Agreement.

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            1.3 The definition of "Eligible Receivable" set forth in the
Appendix to the Receivables Purchase Agreement is amended to (i) delete the word "and" from the end of clause (o), (ii) delete the period at the end of clause
(p) and substitute "; and" therefor, and (iii) add the following new clause (q) at the end thereof:

                  (q) the Obligor of which does not sell electric capacity
            and/or energy to the Originator in the wholesale market.

            1.4 The definition of "Net Pool Balance" set forth in the Appendix to the Receivables Purchase Agreement is amended and restated as follows:

                  "Net Pool Balance" at any time means an amount equal to (i)
            the aggregate Unpaid Balance of the Eligible Receivables in the Receivables Pool at such time, minus (ii) the aggregate amount by which the aggregate Unpaid Balance of the Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor at such time, minus (iii) the aggregate amount by which the aggregate Unpaid Balance of all Receivables owed by Governmental Authorities exceeds 10% of the amount described in the foregoing clause (i).

            1.5 The definition of "Regulatory Change" set forth in the Appendix to the Receivables Purchase Agreement is amended to delete clause (a)(iii) thereof in its entirety and to substitute the following therefor:

                  (iii) GAAP or regulatory accounting principles applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above (for the avoidance of doubt, any change in (or the adoption, implementation, change in phase-in or commencement of effectiveness of) FASB Interpretation No. 46 shall constitute a Regulatory Change hereunder); or

            1.6 The definition of "Servicer's Fee Rate" set forth in the Appendix to the Receivables Purchase Agreement is amended to delete the reference therein to "0.50%" and substitute "1.0%" therefor.

            SECTION 2. Condition Precedent. The effectiveness of this Amendment is subject to the satisfaction of the condition precedent that the Administrator shall have received (which receipt may be by facsimile transmission) counterparts of this Amendment, executed by the Seller, the Servicer, the Conduit Purchaser, the Committed Purchaser and the Administrator.

            SECTION 3. Representations and Warranties. Each of the Seller and the Servicer hereby represents and warrants that (i) this Amendment constitutes its legal, valid and binding obligation, enforceable against such party in accordance with its terms, (ii) before and after giving effect to this Amendment, the representations and warranties of each such party, respectively, set forth in Article 6 of the Receivables Purchase Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date. The Seller further represents

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and warrants that before and after giving effect to this Amendment, no event has occurred and is continuing that constitutes a Liquidation Event or an Unmatured Liquidation Event.

            SECTION 4. Reference to and Effect on the Receivables Purchase Agreement.

            4.1 Upon the effectiveness of this Amendment, (i) each reference in the Receivables Purchase Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Receivables Purchase Agreement, as amended hereby, and (ii) each reference to the Receivables Purchase Agreement in any other Transaction Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Receivables Purchase Agreement as amended hereby.

            4.2 Except as specifically amended above, the terms and conditions of the Receivables Purchase Agreement, of all other Transaction Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

            4.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrator, the Conduit Purchaser or the Committed Purchaser under the Receivables Purchase Agreement or any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.

            SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

            SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            SECTION 7. Section Titles. The section titles contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                 AVISTA RECEIVABLES CORP.,
                                    as Seller

                                 By: /s/ David A. Brukardt
                                     ------------------------------------------
                                     Name: David A. Brukardt
                                     Title: Vice President and Treasurer

                                 AVISTA CORPORATION,
                                    as Servicer

                                 By: /s/ David A. Brukardt
                                     ------------------------------------------
                                     Name: David A. Brukardt
                                     Title: Vice President and Treasurer

                                Signature Page to
                Amendment No. 1 to Receivables Purchase Agreement

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                                EAGLEFUNDING CAPITAL CORPORATION,
                                   as Conduit Purchaser

                                By:  Fleet Securities, Inc., as attorney-in-fact

                                By: /s/ John T. Hackett III
                                    ------------------------------------------
                                    Name: John T. Hackett III
                                    Title: Managing Director

                                Signature Page to
                Amendment No. 1 to Receivables Purchase Agreement

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                                 FLEET NATIONAL BANK,
                                    as Committed Purchaser

                                 By: Fleet Securities, Inc.

                                 By: /s/ Peter M. Benham
                                     ---------------------------------
                                     as agent for Fleet National Bank

                                     Name: Peter M. Benham
                                     Title: Director

                                Signature Page to
                Amendment No. 1 to Receivables Purchase Agreement

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                                 FLEET SECURITIES, INC.,
                                    as Administrator

                                 By: /s/ John T. Hackett III
                                     -----------------------------------------
                                     Name: John T. Hackett III
                                     Title: Managing Director

                                Signature Page to
                Amendment No. 1 to Receivables Purchase Agreement